Exhibit 24.1

POWER OF ATTORNEY

I appoint Donal L. Mulligan, Roderick A. Palmore and Kenneth L. Thome, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

*

Sign the registration statement on Form S-3 for the registration of the offer and sale of common stock of General Mills, Inc. pursuant to the Direct Purchase Plan, and any amendments (including post-effective amendments) to that registration statement;

*

File the registration statement mentioned above on Form S-3 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and

*	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Stephen W. Sanger
Bradford H. Anderson Dated:	Stephen W. Sanger Dated: May 5, 2008

/s/ Steve Odland
Paul Danos Dated:	Steve Odland Dated: May 5, 2008

/s/ William T. Esrey	/s/ Lois E. Quam
William T. Esrey Dated: May 5, 2008	Lois E. Quam Dated: May 5, 2008

/s/ Raymond V. Gilmartin
Raymond V. Gilmartin Dated: May 5, 2008	Michael D. Rose Dated:

/s/ Judith Richards Hope
Judith Richards Hope Dated: May 5, 2008	Robert L. Ryan Dated:

/s/ Heidi G. Miller
Heidi G. Miller Dated: May 5, 2008	A. Michael Spence Dated:

/s/ Hilda Ochoa-Brillembourg	/s/ Dorothy A. Terrell
Hilda Ochoa-Brillembourg Dated: May 5, 2008	Dorothy A. Terrell Dated: May 5, 2008